Exhibit 4
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
                           EMMET, MARVIN & MARTIN, LLP                 177 MADISON AVENUE
                               COUNSELLORS AT LAW                 MORRISTOWN, NEW JERSEY 07960
                                      -----                               (973)538-5600
                                  120 Broadway                          FAX:(973)538-6448
                            New York, New York 10271                          -----
                                      -----                      1007 ORANGE STREET, SUITE 1460
Writer's Direct Dial              (212)238-3000                    WILMINGTON, DELAWARE 19801
                                  (212)653-1760                           (302)472-7000
                                      -----                             FAX:(302)472-7120
                                Fax:(212)238-3100                            -----
                                Fax:(212)653-1730                  1351 WASHINGTON BOULEVARD
                           http://www.emmetmarvin.com           STAMFORD, CONNECTICUT 06902-4543
                                                                          (203)425-1400
                                                                        FAX:(203)425-1410
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                                December 15, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:   American Depositary Receipts for Ordinary Shares of Petsec Energy Ltd.

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Petsec Energy Ltd. for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

  This opinion may be used by you as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Emmet, Marvin & Martin, LLP
                                            ------------------------------------
                                            EMMET, MARVIN & MARTIN, LLP